Registration No. 333-_________

As filed with the Securities and Exchange Commission on May 18, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDERTHE SECURITIES ACT OF 1933

Salisbury Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	06-1514263
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Bissell Street
Lakeville, Connecticut 06039
(Address of Principal Executive Offices)

Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. Richard J. Cantele, Jr.	Lawrence M.F. Spaccasi, Esq.
President and Chief Executive Officer	Luse Gorman, PC
Salisbury Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
5 Bissell Street	Washington, DC 20015-2035
Lakeville, Connecticut	(202) 274-2000
(860) 435-9801
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.10 per share	200,000(2)	$39.75 (3)	$7,950,000	$922
_________________________
(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Salisbury Bancorp, Inc. 2017 long Term Incentive Plan (the "Incentive Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Salisbury Bancorp, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2)	Represents the number of shares of common stock reserved under the Incentive Plan with respect to grants of stock options and restricted stock.
(3)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1) of the Securities Act.

_________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.
Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Incentive Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").
Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.
Item 3.  Incorporation of Documents by Reference
The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:
a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14854), filed with the Commission on March 31, 2017 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and
c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on December 26, 2012 (File No. 001-14854).
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4.  Description of Securities
Not applicable.
Item 5.  Interests of Named Experts and Counsel
None.

Item 6.  Indemnification of Directors and Officers
Article Five of the Company's Amended and Restated Bylaws and Article Seventeenth of the Company's Certificate of Incorporation authorize the Company to indemnify officers, directors and certain individuals associated with the Company to the maximum extent permitted by applicable law.  References to the "Corporation" in the Amended and Restated Bylaws and the Certificate of Incorporation mean the Company, Salisbury Bancorp, Inc.

Article FIVE, Section  1 of the Company's Amended and Restated Bylaws provides as follows:   Indemnification and Advance of Expenses. The Corporation shall, to the fullest extent permitted or required by Sections 33-770 to 33-778 of the Connecticut Business Corporation Act, as the same may be amended and supplemented, indemnify and advance expenses to any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article SEVENTEENTH of the Company's Certificate of Incorporation provides as follows:  The Corporation shall, to the fullest extent permitted or required by Section  33-770 to 33-778 of the  Connecticut  Business  Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to  indemnify  under said  section from and against any and all of the expenses,  liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those  indemnified  may be entitled under any  law, agreement,   vote  of  shareholders  or  disinterested  directors  or otherwise,  both as to  action  in his  official  capacity  and as to  action in another  capacity  while holding such office,  and shall continue as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article NINTH of the Company's Certificate of Incorporation provides as follows:  Director Liability. The personal liability to the Corporation or its  shareholders  of a person who is or was a director of the  Corporation  for monetary damages for breach of duty as a director shall be limited to the amount of the compensation  received by the director for serving the Corporation during the year of the  violation  if such  breach  did not (1)  involve a knowing  and culpable  violation  of law by the  director,  (2)  enable  the  director  or an associate,  as defined in Section 33-840 or any similar  successor  provision of the Connecticut General Statutes, to receive an improper personal economic gain, (3) show a lack of good  faith  and a  conscious  disregard  for the duty of the director to the Corporation under  circumstances in which the director was aware that his conduct or omission created an unjustifiable  risk of serious injury to the Corporation, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (5) create  liability  under Section  33-757,  as amended,  or Section 36a-58 of the Connecticut  General  Statutes.  This paragraph  shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this paragraph or the adoption of any provision inconsistent  herewith by the Board of  Directors  and the  shareholders  of the Corporation  shall  not,  with  respect  to a person  who is or was a  director, adversely affect any limitation of liability, right or protection existing at or prior to the  effective  date of such  repeal,  modification  or  adoption  of a provision inconsistent herewith.

 Item 7.  Exemption From Registration Claimed.
Not applicable.
2

Item 8.  List of Exhibits.
Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto
4	Form of Common Stock Certificate	*
5	Opinion of Luse Gorman, PC	Attached as Exhibit 5
10.1	Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan	**
23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5
23.2	Consent of Independent Registered Public Accounting Firm (Baker Newman & Noyes LLC)	Attached as Exhibit 23.2
23.3	Consent of Independent Registered Public Accounting Firm (Shatswell, MacLeod & Company, P.C.)	Attached as Exhibit 23.3
24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 (File No. 333-50857) filed by the Company under the Securities Act with the Commission on April 23, 1998, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Salisbury Bancorp, Inc. (File No. 001-14854), filed by Salisbury Bancorp, Inc. under the Exchange Act on April 10, 2017.

Item 9.  Undertakings
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
4

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeville, State of Connecticut, on this 18th day of May, 2017.
SALISBURY BANCORP, INC.
By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Salisbury Bancorp, Inc. (the "Company") hereby severally constitute and appoint Richard J. Cantele, Jr., as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard J. Cantele, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued as awards under the Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard J. Cantele, Jr. shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Richard J. Cantele, Jr.	President, Chief Executive	May 18, 2017
Richard J. Cantele, Jr.	Officer and Director
(Principal Executive Officer)

/s/ Donald E. White	Executive Vice President and Chief	May 18, 2017
Donald E. White	Financial Officer
(Principal Financial and Accounting Officer)

/s/ Michael A.Varet	Chairman of the Board	May 18, 2017
Michael A.Varet

/s/ Louis E. Allyn, II	Director	May 18, 2017
Louis E. Allyn, II

Signatures	Title	Date

/s/ Charles M. Andola	Director	May 18, 2017
Charles M. Andola

/s/ George E. Banta	Director	May 18, 2017
George E. Banta

/s/ Arthur J. Bassin	Director	May 18, 2017
Arthur J. Bassin

/s/ David B. Farrell	Director	May 18, 2017
David B. Farrell

/s/ Michael D. Gordon	Director	May 18, 2017
Michael D. Gordon

/s/ Polly Diane Hoe	Director	May 18, 2017
Polly Diane Hoe

/s/ Nancy F. Humphreys	Director	May 18, 2017
Nancy F. Humphreys

/s/ Holly J. Nelson	Director	May 18, 2017
Holly J. Nelson

/s/ John F. Perotti	Director	May 18, 2017
John F. Perotti

EXHIBIT INDEX

Exhibit Number	Description

4
Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 (File No. 333-50857) filed by the Company under the Securities Act with the Commission on April 23, 1998, and all amendments or reports filed for the purpose of updating such description).

5	Opinion of Luse Gorman, PC

10.1
Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Salisbury Bancorp, Inc. (File No. 001-14854), filed by Salisbury Bancorp, Inc. under the Securities Exchange Act of 1934 on April 10, 2017).

23.1	Consent of Luse Gorman, PC (contained in the opinion included as Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm (Baker Newman & Noyes LLC)

23.3	Consent of Independent Registered Public Accounting Firm (Shatswell, MacLeod & Company, P.C.)

24	Power of Attorney (contained in the signature page to this Registration Statement).